EXHIBIT 99.1


Summarized below is the unaudited condensed and proforma consolidated statements of operations for the six-month periods ended December 31, 1998 and December 31, 1997 as if the acquisition of Paul Harrison Enterprises, Inc. had taken place at June 30, 1997.


                                                  Proforma Condensed Consolidated Statement of Operations
                                                for the Six-Month Period Ended December 31, 1998 (Unaudited)
                             ---------------------------------------------------------------------------------------------------

                                                    Paul Harrison        Proforma          Proforma
                              HealthWatch, Inc.   Enterprises, Inc.     Acquisition      Consolidating        HealthWatch, Inc.
                                Consolidated        Consolidated        Adjustment         Entries              Consolidated
                              -----------------  -----------------     -------------    -------------        ------------------
Sales                           $   621,912         $     15,000       $       --        $        --           $    636,912
Cost of sales                       451,999                 --                 --                 --                451,999
                                 ----------           ----------         ----------        -----------           ----------
   Gross profit                     169,913               15,000               --                 --                184,913
Operating expenses                  747,137               70,056               --               52,434<F1>          869,627
                                 ----------           ----------         ----------        -----------           ----------

Loss from operations               (577,224)             (55,056)              --              (52,434)            (684,714)
Other income (expense)             (342,825)             503,578               --                 --                160,753
                                 ----------           ----------         ----------        -----------           ----------

  Net Income (loss)             $  (920,049)        $    448,522       $       --        $     (52,434)        $   (523,961)
                                 ==========           ==========         ==========        ===========           ==========

Net loss per share              $      (.36)                                                                           (.21)
                                 ==========                                                                      ==========

Weighted average
    number of shares
    outstanding                   2,550,005                                                                       2,550,005
                                 ==========                                                                      ==========

[FN]
<F1> To record amortization of technology and other intangible assets.

                                                  Proforma Condensed Consolidated Statement of Operations
                                                for the Six-Month Period Ended December 31, 1997 (Unaudited)
                             ---------------------------------------------------------------------------------------------------

                                                    Paul Harrison        Proforma          Proforma
                              HealthWatch, Inc.   Enterprises, Inc.     Acquisition      Consolidating        HealthWatch, Inc.
                                Consolidated        Consolidated        Adjustment         Entries              Consolidated
                              -----------------  -----------------     -------------    -------------        ------------------
Sales                           $   664,639        $      --            $      --        $        --           $    664,639
Cost of sales                       619,558               --                   --                 --                619,558
                                 ----------         ----------           ----------        -----------          -----------
   Gross profit                      45,081               --                   --                 --                 45,081

Operating expenses                1,033,808            208,043                 --               52,434<F1>        1,294,285
                                 ----------         ----------           ----------        -----------          -----------

Loss from operations               (988,727)          (208,043)                --              (52,434)          (1,249,204)
Other income (expense)              (29,098)           433,299                 --                 --                404,201
                                 ----------         ----------           ----------        -----------          -----------

  Net Income (loss)             $(1,017,825)       $   225,256          $      --        $     (52,434)        $   (845,003)
                                 ==========         ==========           ==========        ===========          ===========

Net loss per share              $     (.83)                                                                            (.69)
                                 ==========                                                                     ===========

Weighted average
    number of shares
    outstanding                   1,222,644                                                                       1,222,644
                                 ==========                                                                     ===========

<F1> To record amortization of technology and other intangible assets.

                                                                 -2-